UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 14, 2015

Pfenex Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36540	27-1356759
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10790 Roselle Street

San Diego, CA 92121

(Address of principal executive offices, including zip code)

(858) 352-4400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On August 14, 2015, Pfenex Inc. (the “Company”) entered into a contract with the U.S. Department of Health and Human Services (“DHHS”) through the Biomedical Advanced Research and Development Authority (“BARDA”) for the advanced development of Px563L as a novel vaccine candidate for the prevention of anthrax infection (the “BARDA Advanced Development Agreement”).

The BARDA Advanced Development Agreement is a cost-plus-fixed-fee development contract valued at up to approximately $143.5 million, including an approximate 30 month base period of performance of approximately $15.9 million, and eight option periods valued at a total of approximately $127.6 million. The approximate 30 month base period of performance, which is the only performance period currently funded by BARDA, is from August 13, 2015 through February 12, 2018. Each additional option period, if exercised, would extend the period of performance and the entire contract period of performance would end on August 9, 2020.

Under the BARDA Advanced Development Agreement, the base period will fund activities related to current Good Manufacturing Practice (cGMP) manufacturing of drug product and a Phase 1a clinical study. Milestone-based option periods, exercisable at the government’s discretion, include completion of a Phase 1b clinical study, a Phase 2 clinical study and non-clinical efficacy studies as well as manufacturing technology transfer and optimization, process and analytical method validation and consistency lot manufacture.

The contract contains a number of terms and conditions that are customary for government contracts of this nature, including provisions giving the government the right to terminate the contract at any time for its convenience for any reason or no reason, to order the Company to suspend all or any part of the work under the contract at the government’s discretion or to audit and object to any contract-related costs on grounds that they are not allowable under the Federal Acquisition Regulation and require the Company to reimburse all such costs.

The foregoing summary of the BARDA Advanced Development Agreement does not purport to be complete and is qualified in its entirety by reference to the BARDA Advanced Development Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2015.

Item 7.01 Regulation FD Disclosure.

On August 17, 2015, the Company issued a press release announcing it entered into the BARDA Advanced Development Agreement for the advanced development of Px563L as a novel vaccine candidate for the prevention of anthrax infection. A copy of the press release announcing the BARDA Advanced Development Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information referenced under Item 7.01 (including Exhibit 99.1 referenced in Item 9.01 below) of this Current Report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or under the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing to this Current Report. This Current Report shall not be deemed an admission as to the materiality of any information in the Current Report that is required to be disclosed solely by Regulation FD.

Item 8.01 Other Events.

The description of the BARDA Advanced Development Agreement in Item 1.01 above is incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern Pfenex’s expectations, strategy, plans or intentions. Forward-looking statements in this communication include, but are not limited to, statements regarding the timing, development and commercialization of Px563L, expectations with regard to future option period payments and additional procurement contracts, and expectations with respect to clinical trials for Px563L. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors, including, without limitation, Pfenex’s reliance on the United States Government’s funding over which Pfenex does not have control, challenges inherent in creating and developing novel vaccines, challenges in demonstrating the efficacy and safety of Px563L, which may not support further development, actions of governmental agencies which may affect the initiation, timing and progress of clinical trials, and that government funding or other contracts for Px563L may have certain terms and conditions, including termination for convenience provisions, that subject Pfenex to additional risks. Information on these and additional risks, uncertainties, and other information affecting Pfenex’s business and operating results is contained in Pfenex’s Annual Report on Form 10-K for the year ended December 31, 2014 and in Pfenex’s subsequent reports on Form 10-Q and Form 8-K, filed with the Securities and Exchange Commission, including Pfenex’s Quarterly Report on Form 10-Q for the period ended June 30, 2015. The forward-looking statements in this communication are based on information available to Pfenex as of the date hereof, and Pfenex disclaims any obligation to update any forward-looking statements, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated August 17, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PFENEX INC.

Date: August 17, 2015	By:	/s/ Paul Wagner
Paul Wagner Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated August 17, 2015.